Exhibit 99.1

FRONTIER FINANCIAL CORPORATION	Contact: John Dickson
332 SW Everett Mall Way	Frontier Financial Corporation
Everett, Washington 98204	President and CEO
425-514-0700

Lyle E. Ryan
Frontier Bank
President and COO
425-514-0700

WASHINGTON BANKING COMPANY	Michal D. Cann
450 Bayshore Drive	President and CEO
Oak Harbor, WA 98277	Washington Banking Company
(360) 240-5151
NEWS RELEASE
For release March 26, 2008 2:00 P.M. PDT
FRONTIER FINANCIAL CORPORATION
ANNOUNCES DECISION NOT TO INCREASE
WASHINGTON BANKING COMPANY MERGER CONSIDERATION
EVERETT, WASHINGTON — March 26, 2008 — Frontier Financial Corporation (Nasdaq: FTBK) (“Frontier”) notified Washington Banking Company (Nasdaq: WBCO) (“WBCO”) on March 25, 2008 that it will not agree to increase the total stock amount and/or the total cash amount to be paid pursuant to Agreement and Plan of Merger, dated September 26, 2007, by and among WBCO, Whidbey Island Bank, Frontier and Frontier Bank, if and to the extent necessary as of the effective time of the merger to yield aggregate merger consideration on a per share basis of not less than $19.41.
The merger agreement calls for Frontier, upon the request of the WBCO Board, to increase the merger consideration if the Frontier average stock price for the 10 day period ending on the sixth day before the special shareholder meeting to consider the merger was less than $21.00 per share. The Board of WBCO has affirmed that they continue to support the merger with Frontier and intend to recommend a vote in favor of the merger at the special meeting of shareholders of WBCO. The special meeting of the shareholders of WBCO will take place Thursday, March 27, 2008 at 9:00 a.m. at the Whidbey Island Bank Operations Center Community Room located at 321 SE Pioneer Way in Oak Harbor, Washington.
The closing of the merger is subject to WBCO shareholder approval and the approval of the Federal Deposit Insurance Corporation (“FDIC”). At this date, Frontier has not received FDIC approval and no assurances can be given as to when or whether the FDIC will approve the application. Therefore, the closing date of the transaction cannot be determined. The WBCO Board retains the right to terminate the transaction, under the walk away provision in the definitive agreement, up until the closing date assuming the value of the consideration as of the effective time of closing is less than $19.41.

ABOUT FRONTIER FINANCIAL CORPORATION
Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank. Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs.
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in Frontier Financial Corporation and Washington Banking Company’s respective filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) successful completion of the merger, the closing of which remains subject to customary closing conditions. Neither Frontier Financial Corporation or Washington Banking Company undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.